Exhibit 99.1

FOR RELEASE AT 7:30 AM ET	For more information, contact:
JULY 27, 2016	Robert Jordheim
Executive Vice President,
Chief Financial Officer rjordheim@rtix.com

Wendy Crites Wacker, APR
Vice President, Global Communications wwacker@rtix.com

Phone (386) 418-8888

RTI SURGICAL® ANNOUNCES 2016 SECOND QUARTER RESULTS

– Company Will Hold Conference Call at 8:30 a.m. ET –

ALACHUA, Fla. (July 27, 2016) – RTI Surgical Inc. (RTI) (Nasdaq: RTIX), a global surgical implant company, reported operating results for the second quarter of 2016 as follows:

Quarterly Highlights:

•	Achieved worldwide revenues of $67.6 million, exceeding company revenue guidance of $66 million to $67 million.

•	Achieved worldwide direct revenues of $39.6 million, a 16 percent increase over the second quarter of 2015.

•	Achieved U.S. direct spine revenues of $17.6 million, a 25 percent increase over the second quarter of 2015.

•	Achieved direct international revenues of $5.7 million, a 27 percent increase over the second quarter of 2015.

•	Achieved U.S. direct cardiothoracic revenues of $2.9 million, a 31 percent increase over the second quarter of 2015.

•	Focused products, which include map3® Cellular Allogeneic Bone Graft, nanOss® Advanced Bone Graft Substitute and the company’s U.S. direct surgical specialties portfolio, grew 54 percent compared to the second quarter of 2015.

•	Announced first peer-reviewed, published pre-clinical study comparing multipotent adult progenitor cells (MAPCs) to mensenchymal stem cells (MSCs) in bone healing.

Worldwide revenues were $67.6 million for the second quarter of 2016 compared to revenues of $71.6 million for the second quarter of 2015. Domestic revenues were $61 million for the second quarter of 2016 compared to revenues of $66 million for the second quarter of 2015. International revenues were $6.6 million for the second quarter of 2016, compared to revenues of $5.6 million for the second quarter of 2015. On a constant currency basis, international revenues for the second quarter of 2016 increased 16 percent compared to the second quarter of 2015.

“Our direct business continued to perform well in the quarter; however, this was offset by declines in our commercial business that were greater than we anticipated because of lower orders associated with consolidation among some of our commercial distributors,” said Brian K. Hutchison, president and chief executive officer. “While revenues were slightly above the top end of our guidance for the quarter, the reduced outlook for the commercial business for the remainder of the year required a slow down in manufacturing production resulting in a lower-than-expected gross margin, which negatively impacted our EPS.”

For the second quarter of 2016, the company reported net loss applicable to common shares of $3.2 million and net loss per fully diluted common share of $0.05, based on 58.2 million fully diluted shares outstanding, compared to net income applicable to common shares of $2.7 million and net income per fully diluted common share of $0.05 for the second quarter of 2015, based on 58.8 million fully diluted shares outstanding. On an adjusted basis, excluding pre-tax charges of $2.4 million for contested proxy expenses, pre-tax restructuring charges of $1.1 million for closure of a French distribution and tissue procurement office, and pre-tax severance charges of $0.7 million, adjusted net loss applicable to common shares was $0.2 million and adjusted net loss per fully diluted common share was $0.00, based on 58.2 million fully diluted shares outstanding.

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), as detailed in the reconciliation provided later in this release, was $6.4 million for the second quarter of 2016 (10 percent of second quarter 2016 revenues) compared to $10.8 million for the second quarter of 2015 (15 percent of second quarter 2015 revenues). The decline was principally a result of lower revenues combined with increased investments in research and development and the development of our international sales network.

Strategic Business Review

The company also announced today that its management and board of directors are launching a comprehensive strategic review of the company’s business lines and operations to leverage the company’s leading expertise, technology and products and identify additional opportunities to increase stockholder value. The company intends to engage a management consulting firm to assist with this review.

“Over the last several years RTI has pursued an aggressive and transformational strategy to grow the company and improve profitability,” Hutchison said. “We have made extensive investments in our higher margin direct businesses and broadened the implant portfolio to include metals and synthetics, while controlling our operating costs. The results of the strategy have been encouraging, but we remain focused on exploring new opportunities to grow our company and enhance performance. The strategic review of our businesses and operations on which we are embarking is the logical next step to look for additional ways to adapt to our changing industry and health care paradigm so that we can generate increased value for stockholders.”

Fiscal 2016 Outlook

Based on the outlook for the commercial business for the remainder of the year, the company now expects that full year revenue for 2016 will range from $274 million to $280 million, as compared to prior guidance of $282 million to $290 million. The company expects full year direct revenue to grow in the range of 16 percent to 17 percent as compared to the previous range of 16 percent to 18 percent and full year commercial and other revenue to decline in the range of 18 percent to 21 percent as compared to the previous range of 13 percent to 16 percent. As a result of the lower revenue guidance, the company now expects full year net income per fully diluted common share for 2016 will range from $0.03 to $0.06, based on 58.5 million fully diluted shares outstanding, as compared to prior guidance of $0.18 to $0.21. Excluding the previously mentioned contested proxy expenses, restructuring charges, and severance charges, adjusted full year 2016 net income per fully diluted common share is expected to range from $0.09 to $0.12, based on 58.5 million fully diluted shares outstanding. The net income and adjusted net income guidance excludes any costs incurred as a result of the upcoming strategic review.

Conference Call

RTI will host a conference call and simultaneous audio webcast to discuss the second quarter results at 8:30 a.m. ET today. The conference call can be accessed by dialing (877) 383-7419. The webcast can be accessed through the investor section of RTI’s website at www.rtix.com. A replay of the conference call will be available on the RTI website following the call.

About RTI Surgical Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, general surgery, spine, orthopedic, trauma and cardiothoracic procedures and are distributed in nearly 50 countries. RTI is headquartered in Alachua, Fla., and has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Revenues	$67,620	$71,609	$134,971	$139,643
Costs of processing and distribution	33,671	34,406	64,997	65,441

Gross profit	33,949	37,203	69,974	74,202

Expenses:
Marketing, general and administrative	28,402	27,369	55,954	54,624
Research and development	4,084	4,119	8,245	7,699
Restructuring charges	1,107	—	1,107	—
Contested proxy expenses	2,372	—	2,680	—
Severance charges	711	—	711	—

Total operating expenses	36,676	31,488	68,697	62,323

Operating (loss) income	(2,727)	5,715	1,277	11,879

Total other expense - net	(424)	(287)	(738)	(581)

(Loss) income before income tax provision	(3,151)	5,428	539	11,298
Income tax benefit (provision)	859	(1,923)	(430)	(4,051)

Net (loss) income	(2,292)	3,505	109	7,247

Convertible preferred dividend	(870)	(820)	(1,728)	(1,628)

Net (loss) income applicable to common shares	$(3,162)	$2,685	$(1,619)	$5,619

Net (loss) income per common share - basic	$(0.05)	$0.05	$(0.03)	$0.10

Net (loss) income per common share - diluted	$(0.05)	$0.05	$(0.03)	$0.10

Weighted average shares outstanding - basic	58,215,477	57,523,447	58,065,185	57,301,204

Weighted average shares outstanding - diluted	58,215,477	58,755,954	58,065,185	58,342,045

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net (Loss) Income Applicable to Commons Shares to Adjusted EBITDA

(Unaudited, in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Net (loss) income	$(3,162)	$2,685	$(1,619)	$5,619
Interest expense, net	386	326	746	642
(Benefit) provision for income taxes	(859)	1,923	430	4,051
Depreciation	3,454	3,257	6,836	6,201
Amortization of intangible assets	930	1,123	1,858	2,145
EBITDA	749	9,314	8,251	18,658
Reconciling items for Adjusted EBITDA
Preferred dividend	870	820	1,728	1,628
Non-cash stock based compensation	600	680	1,100	1,253
Foreign exchange (loss) gain	38	(39)	(8)	(61)
Other reconciling items(1)
Restructuring charges	1,107	—	1,107	—
Contested proxy expenses	2,372	—	2,680	—
Severance charges	711	—	711	—

Adjusted EBITDA	$6,447	$10,775	$15,569	$21,478

Adjusted EBITDA as a percent of revenues	10%	15%	12%	15%

(1)	See explanations in Use of Non-GAAP Financial Measures section later in this release.

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net (Loss) Income Applicable to Common Shares and Net (Loss) Income Per Diluted Share to

Adjusted Net (Loss) Income Applicable to Common Shares and Adjusted Net (Loss) Income Per Diluted Share

(Unaudited, in thousands, except per share data)

	For the Three Months Ended
	June 30, 2016		June 30, 2015
	Net Income Applicable to Common Shares	Amount per Diluted Share	Net Income Applicable to Common Shares	Amount per Diluted Share
As reported	$(3,162)	$(0.05)	$2,685	$0.05
Restructuring charges, net of tax effect (1)	1,050	$0.02	—	—
Contested proxy expenses, net of tax effect (2)	1,464	$0.03	—	—
Severance charges, net of tax effect (3)	439	$0.01	—	—

Adjusted	$(209)	$(0.00)	$2,685	$0.05

	For the Six Months Ended
	June 30, 2016		June 30, 2015
	Net Income Applicable to Common Shares	Amount per Diluted Share	Net Loss Applicable to Common Shares	Amount per Diluted Share
As reported	$(1,619)	$(0.03)	$5,619	$0.10
Restructuring charges, net of tax effect (1)	1,050	0.02	—	—
Contested proxy expenses, net of tax effect (4)	1,654	0.03	—	—
Severance charges, net of tax effect (3)	439	0.01	—	—

Adjusted	$1,524	$0.03	$5,619	$0.10

Note: Amounts may not foot due to rounding.

Footnotes:	2016
(1) Restructuring charges, net of tax effect, as follows:
Restructuring charges	$1,107
Tax effect on Restructuring charges	(57)

Restructuring charges, net of tax effect	$1,050

(2) Contested proxy expenses, net of tax effect, as follows:
Contested proxy expenses	$2,372
Tax effect on contested proxy expenses	(908)

Contested proxy expenses, net of tax effect	$1,464

(3) Severance charges, net of tax effect, as follows:
Severance charges	$711
Tax effect on Severance charges	(272)

Severance charges, net of tax effect	$439

(4) Contested proxy expenses, net of tax effect, as follows:
Contested proxy expenses	$2,680
Tax effect on contested proxy expenses	(1,026)

Contested proxy expenses, net of tax effect	$1,654

Fiscal 2016 Outlook

Full year net income per fully diluted common share is expected to be in the range of $0.03 to $0.06, based on 58.5 million fully diluted shares outstanding. Excluding contested proxy expenses, restructuring charges and severance charges taken in the second quarter of 2016, full year net income per fully diluted common share is expected to be in the range of $0.09 to $0.12.

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of GAAP Guidance Net Income Per Common Share - Diluted to

Adjusted Non-GAAP Guidance Net Income Per Common Share - Diluted

(Unaudited)

Twelve Months Ended December 31, 2016 $ Amount per Common Share - Diluted
GAAP Guidance net income per common share - diluted	$0.03 - 0.06
Restructuring charges, net of tax effect (1)	0.02
Contested proxy expenses, net of tax effect (2)	0.03
Severance charges, net of tax effect (3)	0.01

Adjusted non-GAAP guidance net income per common share - diluted	$0.09 - 0.12

Use of Non-GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements presented on a GAAP basis, the Company discloses adjusted EBITDA, a non-GAAP financial measure that excludes certain amounts. This non-GAAP financial measure is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. A reconciliation of the non-GAAP financial measure to the corresponding GAAP measure is included in the table above.

The following is an explanation of the adjustment that management excluded as part of adjusted measures for the three and six month periods ended June 30, 2016 as well as the reason for excluding the individual items:

(1) Restructuring charges – This adjustment represents the closure of our French distribution and tissue procurement office. Management removes the amount of these expenses from our operating results to supplement a comparison to our past operating performance.

(2) Contested proxy expenses – This adjustment represent charges relating to contested proxy expenses. Management removes the amount of these expenses from our operating results to supplement a comparison to our past operating performance.

(3) Severance charges – This adjustment represents charges relating to the termination of former employees. Management removes the amount of these expenses from our operating results to supplement a comparison to our past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

Adjusted EBITDA should not be considered in isolation, or as a replacement for GAAP measures.

Usefulness of Non-GAAP Financial Measures to Investors

The Company believes that presenting adjusted EBITDA in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making which excludes the restructuring charges, contested proxy expenses and severance charges. The Company further believes that providing this information better enables the Company’s investors to understand the Company’s overall core performance and to evaluate the methodology used by management to assess and measure such performance.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Revenues

(Unaudited, in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Spine	$17,645	$14,061	$34,739	$28,701
Sports medicine and orthopedics	12,562	12,796	25,082	25,772
Surgical specialties	802	684	1,817	1,334
Cardiothoracic	2,905	2,217	5,439	4,178
International	5,663	4,474	11,180	9,145

Subtotal direct	39,577	34,232	78,257	69,130
Global commercial	24,769	33,960	50,099	62,879
Other revenues	3,274	3,417	6,615	7,634

Total revenues	$67,620	$71,609	$134,971	$139,643

Domestic revenues	61,049	66,017	122,233	128,705
International revenues	6,571	5,592	12,738	10,938

Total revenues	$67,620	$71,609	$134,971	$139,643

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	June 30,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$12,754	$12,614
Accounts receivable - net	37,263	47,243
Inventories - net	121,035	118,673
Prepaid and other current assets	13,777	13,184

Total current assets	184,829	191,714
Property, plant and equipment - net	88,201	84,992
Goodwill	54,887	54,887
Other assets - net	48,359	49,069

Total assets	$376,276	$380,662

Liabilities and Stockholders’ Equity
Accounts payable	$25,760	$20,446
Accrued expenses and other current liabilities	25,245	33,474
Current portion of long-term obligations	4,995	5,853

Total current liabilities	56,000	59,773
Deferred revenue	8,896	9,354
Long-term liabilities	72,700	73,856

Total liabilities	137,596	142,983
Preferred stock, including accrued dividends	58,143	56,323
Stockholders’ equity:
Common stock and additional paid-in capital	416,503	417,337
Accumulated other comprehensive loss	(7,136)	(7,042)
Accumulated deficit	(228,830)	(228,939)

Total stockholders’ equity	180,537	181,356

Total liabilities and stockholders’ equity	$376,276	$380,662

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net (loss) income	$(2,292)	$3,505	$109	$7,247
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	4,384	4,380	8,694	8,346
Stock-based compensation	600	680	1,100	1,253
Amortization of deferred revenue	(1,217)	(1,159)	(2,434)	(3,905)
Other items to reconcile to net cash provided by operating activities	5,311	(1,695)	5,740	(6,224)

Net cash provided by operating activities	6,786	5,711	13,209	6,717

Cash flows from investing activities:
Purchases of property, plant and equipment	(4,766)	(4,312)	(9,403)	(8,577)
Patent and acquired intangible asset costs	(195)	(94)	(1,391)	(116)

Net cash used in investing activities	(4,961)	(4,406)	(10,794)	(8,693)

Cash flows from financing activities:
Proceeds from long-term obligations	4,000	—	7,000	—
Net (payments) proceeds from short-term obligations	(600)	(162)	(849)	348
Payments on long-term obligations	(4,166)	(1,513)	(8,299)	(3,026)
Other financing activities	14	1,142	(94)	1,696

Net cash used in financing activities	(752)	(533)	(2,242)	(982)

Effect of exchange rate changes on cash and cash equivalents	(47)	23	(33)	(46)

Net increase (decrease) in cash and cash equivalents	1,026	795	140	(3,004)
Cash and cash equivalents, beginning of period	11,728	11,904	12,614	15,703

Cash and cash equivalents, end of period	$12,754	$12,699	$12,754	$12,699